UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 13, 2007

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2007, the Company entered into a one year agreement with Dr. Robert Peter Gale pursuant to which Dr. Gale will serve in a consulting capacity as Chief Scientific Advisor commencing January 15, 2007. Under this agreement, the Company will pay Dr. Gale $100,000 for advisory services rendered and will pay the cost of COBRA continuation coverage for Dr. Gale during the one year term of the agreement. In addition, the Company agreed to accelerate the vesting of all stock options held by Dr. Gale. The Company will also reimburse Dr. Gale for travel expenses incurred in connection with his performance of these services.

Since January 15, 2004, Dr. Gale has been employed as Senior Vice President Research of the Company pursuant to an employment agreement with the Company that expired January 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2007	ZIOPHARM Oncology, Inc.: (Registrant)

	By:	/s/ Richard E. Bagley
Richard E. Bagley, President, Chief Operating Officer and Chief Financial Officer